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                                                                  EXHIBIT 10.22


                                   RESOLUTION
                   Extending the Cable Television Franchise of
       Enstar Income/Growth Program Six-A ("Falcon") in Junction City, IL


     WHEREAS, Enstar Income/Growth Program Six-A (hereafter referred to as "Falcon") lawfully provides cable television service to residents of Junction City, IL; and,

     WHEREAS, Junction City desires that Falcon continue to provide uninterrupted cable TV service to its subscribers in the Village pursuant to a valid cable television franchise; and,

     WHEREAS, the public health, safety and welfare of the residents of the Village will be served by granting a franchise extension to Falcon pending completion of the franchise renewal process; and,

     WHEREAS, Junction City and Falcon will each retain their respective legal rights and responsibilities under the franchise and under applicable federal, state and local law, including the right to initiate formal Cable Act renewal procedures;

     NOW, THEREFORE, BE IT RESOLVED that the cable television franchise under which Falcon has previously been operating in Junction City is hereby extended until such time as the Village shall formally grant or deny franchise renewal, consistent with the provisions of Section 626 of the Cable Communications Policy Act of 1984, as amended.

     ADOPTED this 19th day of April, 1999

BY:

/s/ DALLAS KINNEY
----------------------------
    Dallas Kinney